As filed with the Securities and Exchange Commission on December 5, 2014

Registration No. 333-188073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SYMMETRY MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	35-1996126
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

William Dow

Chief Executive Officer

Symmetry Medical Inc.

3724 North State Road 15

Warsaw, Indiana 46582

Telephone: (574) 268-2252

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Craig Adas
Weil, Gotshal & Manges LLP
201 Redwood Shores Parkway
Redwood Shores, CA 94065-1134
(650) 802-3020

Approximate date of commencement of proposed sale to the public: Not Applicable

This post-effective amendment deregisters those securities that remain unsold and not subject to outstanding convertible securities hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment to the Registration Statement on Form S-3 (Registration No. 333-188073) (the “Registration Statement”) of Symmetry Medical Inc., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission on April 23, 2013, hereby amends the Registration Statement to deregister any securities registered pursuant to the Registration Statement and remaining unsold.

Pursuant to that certain Agreement and Plan of Merger, dated as of August 4, 2014, by and among the Registrant, TecoStar Holdings, Inc., a Delaware corporation (“Holdings”), Tecomet Inc., a Massachusetts corporation and a wholly-owned subsidiary of Holdings (“Tecomet”), and TecoSym Inc., a Delaware corporation and wholly-owned subsidiary of Tecomet (“TecoSym”), TecoSym merged with and into the Registrant, with the Registrant continuing as the surviving corporation and a wholly-owned subsidiary of Tecomet (the “Merger”).  The Merger became effective on December 5, 2014.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offerings, the Registrant hereby removes from registration the securities registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on December 8, 2014.

SYMMETRY MEDICAL INC.

By:	/s/ William Dow
William Dow Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William Dow		December 8, 2014
William Dow	Chief Executive Officer (Principal Executive Officer)

/s/ John Connolly		December 8, 2014
John Connolly	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Robert S. Rutledge		December 8, 2014
Robert S. Rutledge	President, Treasurer and Director

/s/ David J. Golde		December 8, 2014
David J. Golde	Vice President, Secretary and Director